Exhibit 99.2

PRESS RELEASE	CONTACT:

WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Christy M. Chanslor
Investor Relations
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2006

Revenues Projected to Increase 10.1% to 12.1%—Diluted EPS Projected to Increase 5.0% to 7.2%

Excluding Hold Everything, Non-GAAP Revenues Projected to Increase 11.6% to 13.7%

Excluding Two New Accounting Pronouncements and the Hold Everything Accounting Charge, Non-GAAP Diluted EPS Projected to Increase 14.4% to 16.5%

San Francisco, CA, March 20, 2006 — Williams-Sonoma, Inc. (NYSE: WSM) today announced financial guidance for fiscal year 2006, including and excluding the diluted earnings per share impact from the prospective implementation of two new accounting pronouncements (FAS 123R, Accounting for Share Based Payments and FSP FAS 13-1, Accounting for Rental Costs Incurred During a Construction Period) and the previously announced accounting charge related to the Hold Everything consolidation. These impacts are discussed in detail in Exhibit 1 of this release.

Net revenues in fiscal year 2006 are expected to be in the range of $3.897 billion to $3.968 billion – an increase of 10.1% to 12.1% versus fiscal year 2005 net revenues of $3.539 billion. Excluding Hold Everything, net revenue growth in fiscal year 2006 is projected to increase in the range of 11.6% to 13.7%.

Diluted earnings per share in fiscal year 2006, including the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $1.90 to $1.94 – an increase of 5.0% to 7.2% versus $1.81 in fiscal year 2005.

Diluted earnings per share in fiscal year 2006, excluding the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $2.15 to $2.19 – an increase of 14.4% to 16.5% on a comparable basis versus fiscal year 2005. Diluted earnings per share in fiscal year 2005, excluding the $0.07 per diluted share Hold Everything charge, was $1.88. This is a non-GAAP comparison. See Exhibit 1 for a reconciliation of fiscal year 2006 and 2005 GAAP to non-GAAP diluted earnings per share, which includes and excludes the impact of these charges. This reconciliation is being provided to facilitate a meaningful evaluation of the Company’s quarterly and fiscal year 2006 diluted earnings per share guidance on a comparable basis with its fiscal 2005 quarterly and fiscal year results.

Ed Mueller, Chief Executive Officer, commented on the 2006 vision for the Company: “As we enter 2006, we will continue to focus on the three long-term strategic initiatives that have transformed the financial performance of the Company over the last several years – driving sustainable top-line growth; increasing our pre-tax operating margin as a percentage of net revenues; and enhancing shareholder value, including delivering on the commitments we have made to our shareholders.”

“To drive sustainable top-line growth in our core brands, we expect to add twenty-four net new retail locations – including three new test stores in the Pottery Barn Bed + Bath concept – to increase catalog circulation and electronic direct marketing across all brands, and to intensify the marketing support behind our e-commerce channel. On the operational side of the business, we expect to continue to improve efficiency in our supply chain by expanding our furniture hub in-sourcing initiative, capitalizing on the benefits of our daily store replenishment program, and rolling out new sourcing and logistical strategies designed to reduce customer returns, replacements, and damages.”

“In our emerging brands (PBteen, West Elm and Williams-Sonoma Home), we will be focusing on building brand awareness and enhancing customer access to the brands. These initiatives will include launching a Williams-Sonoma Home e-commerce website in the third quarter, adding fourteen new retail locations (ten in West Elm and four in Williams-Sonoma Home), aggressively identifying new customers through retail name capture and database prospecting, and expanding the use of electronic direct marketing.”

“To support all of these brand-building initiatives, we will invest in our long-term infrastructure, including increasing distribution capacity and implementing new information technology. Although these investments are being made in advance of the revenue stream, their impact on earnings is more than offset by our continued ability to drive greater efficiencies in our existing supply chain operations and overhead cost structure.”

“In 2006, we remain committed to delivering against all three of these strategic initiatives, including reaching three new financial milestones — surpassing $3.8 billion in revenues, delivering solid earnings growth, and, for the first time in our history, returning capital to our shareholders through the initiation of a dividend.”

•	FISCAL YEAR 2006 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $3.897 billion to $3.968 billion. This represents a projected increase in net revenues in the range of 10.1% to 12.1% versus $3.539 billion in fiscal year 2005. Excluding Hold Everything, net revenue growth in fiscal year 2006 is projected to increase in the range of 11.6% to 13.7%.

❑	Retail net revenues are projected to be in the range of $2.223 billion to $2.261 billion. This represents a projected increase in retail net revenue in the range of 9.3% to 11.2% versus $2.033 billion in fiscal year 2005. Excluding Hold Everything, retail net revenue growth in fiscal year 2006 is projected to increase in the range of 10.1% to 11.9%.

❑	Comparable store sales growth is projected to be in the range of 3.0% to 5.0%. This compares to comparable store sales growth in fiscal year 2005 of 4.9%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2006, the Company expects to exclude West Elm, which currently has only four stores operating for more than one year and Williams-Sonoma Home, which currently has no stores operating for more than one year. Hold Everything will also be excluded, as its remaining eight stores will be closed during the first quarter of fiscal year 2006.

❑	Retail leased square footage is projected to increase in the range of 7.5% to 8.5%. Selling square footage is projected to increase in the range of 7.0% to 8.0%. This compares to retail leased and selling square footage growth in fiscal year 2005 of 8.6% and 7.9%, respectively.

Store Opening and Closing Guidance by Retail Concept

	Q4 2005 Actual	Q1 2006 Guidance			Q2 2006 Guidance			Q3 and Q4 2006 Guidance			FY 2006 Guidance
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	254	5	<5>	254	4	<3>	255	6	<4>	257	15	<12>	*
Pottery Barn	188	2	<1>	189	4	<3>	190	5	0	195	11	<4>	*
Pottery Barn Bed+Bath	0	0	0	0	0	0	0	3	0	3	3	0
Pottery Barn Kids	89	2	0	91	0	0	91	3	0	94	5	0	*
West Elm	12	1	0	13	1	0	14	8	0	22	10	0
Williams-Sonoma Home	3	2	0	5	0	0	5	2	0	7	4	0
Hold Everything	8	0	<8>	0	0	0	0	0	0	0	0	<8>
Outlets	16	0	0	16	1	<1>	16	1	<1>	16	2	<2>	*
Total	570	12	<14>	568	10	<7>	571	28	<5>	594	50	<26>

* Fiscal year 2006 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 12 stores, 4 stores and 2 stores, respectively, for temporary closures due to remodeling. Fiscal year 2006 total store opening numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 1 store, 2 stores and 1 store, respectively, in the New Orleans area that are reopening after having been temporarily closed in August 2005 due to Hurricane Katrina. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation. Consistent with our definition of comparable stores, remodeled stores are removed from the comparable store base upon closure if the gross square footage changes by more than 20% or if the store is closed for seven or more consecutive days.

❑	Direct-to-customer net revenues (comprised of both catalog and Internet revenues) are projected to be in the range of $1.674 billion to $1.707 billion. This represents a projected increase in direct-to-customer net revenue in the range of 11.2% to 13.3% versus $1.506 billion in fiscal year 2005. Excluding Hold Everything, direct-to-customer net revenue growth in fiscal year 2006 is projected to increase in the range of 13.8% to 16.0%.

❑	Catalog circulation is projected to increase in the range of 1.0% to 2.0% with pages circulated projected to increase in the range of 6.5% to 7.5%. This compares to an approximate 4.6% increase in catalog circulation and a 9.7% increase in pages circulated in fiscal year 2005. Excluding the circulation for the Hold Everything catalog in fiscal years 2005 and 2006, catalog and page circulation in fiscal year 2006 is expected to increase in the range of 5.0% to 6.0% and 9.0% to 10%, respectively.

Quarterly Net Revenue Guidance by Operating Segment

(All Amounts in Millions, Except Percentages)

	Q1 2006 Guidance	Q2 2006 Guidance	Q3 2006 Guidance	Q4 2006 Guidance	FY 2006 Guidance

Net Retail Revenue	$433 - $441	$473 - $481	$490 - $498	$827 - $841	$2,223 - $2,261
Net Direct-to-Customer Revenue	$356 - $362	$385 - $391	$427 - $435	$506 - $519	$1,674 - $1,707
Total Net Revenue	$789 - $803	$858 - $872	$917 - $933	$1,333 - $1,360	$3,897 - $3,968
Comparable Store Sales	2.0% - 4.0%	3.0% - 5.0%	3.0% - 5.0%	3.0% - 5.0%	3.0% - 5.0%

•	Gross Margin

☐	Gross margin as a percentage of net revenues in fiscal year 2006, including the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 40.7% to 40.9%. Gross margin as a percentage of net revenues in fiscal year 2005 was 40.6%, including the fiscal year 2005 impact of the Hold Everything charge. This represents a projected increase in the gross margin rate in the range of 10 to 30 basis points.

☐	Gross margin as a percentage of net revenues in fiscal year 2006, excluding the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 40.9% to 41.1%. Gross margin as a percentage of net revenues in fiscal year 2005, excluding the Hold Everything charge, was 40.7%. This represents a projected increase in the gross margin rate on a comparable year-over-year basis in the range of 20 to 40 basis points. This is a non-GAAP comparison.

•	Selling, General and Administrative (SG&A) Expenses

☐	Selling, general and administrative expenses as a percentage of net revenues in fiscal year 2006, including the impact of the implementation of FAS 123R and the Hold Everything charge, are expected to be in the range of 31.4% to 31.6%. Selling, general and administrative expenses in fiscal year 2005 were 30.8%, including the fiscal year 2005 impact of the Hold Everything charge. This represents a projected increase in the SG&A expense rate of 60 to 80 basis points.

☐	Selling, general and administrative expenses as a percentage of net revenues in fiscal year 2006, excluding the impact of the implementation of FAS 123R and the Hold Everything charge, are expected to be in the range of 30.4% to 30.6%. Selling, general and administrative expenses as a percentage of net revenues in fiscal year 2005, excluding the Hold Everything charge, were 30.6%. This represents a projected decrease in the SG&A expense rate on a comparable year-over-year basis of 20 basis points at the low end of the range and no change at the high end of the range. This is a non-GAAP comparison.

•	Interest <Income> Expense - Net

☐	Interest <Income> Expense - Net for fiscal year 2006 is projected to be interest income in the range of $7.0 million to $8.0 million. This compares to interest income in fiscal year 2005 of $3.7 million.

•	Income Taxes

☐	The income tax rate for fiscal year 2006 is projected to be in the range of 38.6% to 38.8%. This compares to an income tax rate in fiscal year 2005 of 38.4%.

•	Diluted Earnings Per Share

☐	Diluted earnings per share in fiscal year 2006, including the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $1.90 to $1.94 – an increase of 5.0% to 7.2% versus $1.81 in fiscal year 2005.

☐	Diluted earnings per share in fiscal year 2006, excluding the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $2.15 to $2.19 – an increase of 14.4% to 16.5% on a comparable basis versus fiscal year 2005. Diluted earnings per share in fiscal year 2005, excluding the $0.07 per diluted share Hold Everything charge, were $1.88. This is a non-GAAP comparison.

☐	See Exhibit 1 for a reconciliation of 2006 and 2005 GAAP to non-GAAP diluted earnings per share, which includes and excludes the impact of these charges. This reconciliation is being provided to facilitate a meaningful evaluation of the Company’s quarterly and fiscal year 2006 diluted earnings per share guidance on a comparable basis with our 2005 quarterly and fiscal year results.

•	Merchandise Inventories

☐	Merchandise inventories at the end of fiscal year 2006 are projected to be in the range of $570.0 million to $585.0 million. This represents a projected increase in the range of 9.6% to 12.4%, versus $520.3 million at the end of fiscal year 2005.

•	Capital Spending

☐	Fiscal year 2006 capital spending is projected to be in the range of $170.0 million to $190.0 million. This compares to capital spending of $151.8 million in fiscal year 2005.

•	Depreciation and Amortization

☐	Depreciation and amortization expense in fiscal year 2006 is projected to be in the range of $133.0 million to $135.0 million versus $123.2 million in fiscal year 2005.

•	Amortization of Deferred Lease Incentives

☐	Amortization of deferred lease incentives in fiscal year 2006 is projected to be in the range of $28.0 million to $29.0 million versus $24.9 million in fiscal year 2005.

•	FIRST QUARTER 2006 FINANCIAL GUIDANCE

•	Net Revenues

☐	Net revenues are projected to be in the range of $789.0 million to $803.0 million. This represents a projected increase in net revenues in the range of 9.5% to 11.4% versus $720.7 million in the first quarter of fiscal year 2005. Excluding Hold Everything, net revenue growth in the first quarter of fiscal year 2006 is projected to increase in the range of 9.7% to 11.6%.

☐	Retail net revenues are projected to be in the range of $433.0 million to $441.0 million. This represents a projected increase in retail net revenues in the range of 9.0% to 11.0% versus $397.2 million in the first quarter of fiscal year 2005. Excluding Hold Everything, retail net revenue growth in the first quarter of fiscal year 2006 is also projected to increase in the range of 9.0% to 11.0%.

☐	Comparable store sales growth is projected to be in the range of 2.0% to 4.0%. This compares to comparable store sales growth in the first quarter of fiscal year 2005 of 5.0%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2006, the Company expects to exclude West Elm and Williams-Sonoma Home. Hold Everything will also be excluded, as its remaining eight stores will be closed during the first quarter of 2006.

☐	Retail leased and selling square footage are each projected to increase in the range of 7.0% to 8.0%. This compares to retail leased and selling square footage growth in the first quarter of fiscal year 2005 of 11.1% and 9.9%, respectively.

☐

Direct-to-customer net revenues (comprised of both catalog and Internet revenues) are projected to be in the range of $356.0 million to $362.0 million. This represents a projected increase in direct-to-customer net revenues in the range of 10.0% to 11.9% versus $323.5 million in the first quarter of fiscal year 2005. Excluding Hold Everything, direct-to-customer net revenue growth in the first quarter of fiscal year 2006 is projected to increase in the range of 10.6% to 12.5%.

•	Gross Margin

☐	Gross margin as a percentage of net revenues in the first quarter of fiscal year 2006, including the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 38.1% to 38.3%. Gross margin as a percentage of net revenues in the first quarter of fiscal year 2005 was 39.5%. This represents a projected decrease in the gross margin rate in the range of 120 to 140 basis points.

☐	Gross margin as a percentage of net revenues in the first quarter of fiscal year 2006, excluding the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 38.5% to 38.7%. Gross margin as a percentage of net revenues in the first quarter of fiscal year 2005 was 39.5%. This represents a projected decrease in the gross margin rate on a comparable year-over-year basis in the range of 80 to 100 basis points. This is a non-GAAP comparison.

•	Selling, General and Administrative Expenses (SG&A)

☐	Selling, general and administrative expenses as a percentage of net revenues in the first quarter of fiscal year 2006, including the impact of the implementation of FAS 123R and the Hold Everything charge, are expected to be in the range of 34.7% to 34.9%. Selling, general and administrative expenses in the first quarter of fiscal year 2005 were 33.5%. This represents a projected increase in the SG&A expense rate of 120 to 140 basis points.

☐	Selling, general and administrative expenses as a percentage of net revenues in the first quarter of fiscal year 2006, excluding the impact of the implementation of FAS 123R and the Hold Everything charge, are expected to be in the range of 33.4% to 33.6%. Selling, general and administrative expenses as a percentage of net revenues in the first quarter of fiscal year 2005 were 33.5%. This represents a projected decrease in the SG&A expense rate on a comparable year-over-year basis of 10 basis points at the low end of the range and an increase of 10 basis points at the high end of the range. This is a non-GAAP comparison.

•	Interest <Income> Expense - Net

☐	Interest <Income> Expense - Net in the first quarter of fiscal year 2006 is projected to be interest income in the range of $1.8 million to $2.0 million. This compares to interest income in the first quarter of fiscal year 2005 of $0.6 million.

•	Income Taxes

☐	The income tax rate in the first quarter of fiscal year 2006 is projected to be in the range of 38.6% to 38.8%. This compares to an income tax rate in the first quarter of 2005 of 41.0%.

•	Diluted Earnings Per Share

☐	Diluted earnings per share in the first quarter of fiscal year 2006, including the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $0.14 to $0.16. This represents a projected decrease in diluted earnings per share of 27.3% to 36.4%. Diluted earnings per share in the first quarter of fiscal year 2005 were $0.22.

☐	Diluted earnings per share in the first quarter of fiscal year 2006, excluding the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $0.21 to $0.23. Diluted earnings per share in the first quarter of fiscal year 2005 were $0.22. This represents, on a comparable basis, a projected decrease in diluted earnings per share of 4.5% at the low end of the range and a projected increase of 4.5% at the high end of the range. This is a non-GAAP comparison.

•	Merchandise Inventories

☐	Merchandise inventories at the end of the first quarter of fiscal year 2006 are projected to be in the range of $570.0 million to $585.0 million. This represents a projected increase in merchandise inventories in the range of 9.2% to 12.1%, versus $522.0 million at the end of the first quarter of fiscal year 2005.

•	Depreciation and Amortization

☐	Depreciation and amortization expense in the first quarter of fiscal year 2006 is projected to be approximately $33.0 million versus $30.2 million in the first quarter of fiscal year 2005.

•	Amortization of Deferred Lease Incentives

☐	Amortization of deferred lease incentives in the first quarter of fiscal year 2006 is projected to be approximately $7.5 million versus $6.1 million in the first quarter of fiscal year 2005.

•	SECOND QUARTER 2006 FINANCIAL GUIDANCE

•	Net Revenues

☐	Net revenues are projected to be in the range of $858.0 million to $872.0 million. This represents a projected increase in net revenues in the range of 10.5% to 12.3% versus $776.2 million in the second quarter of fiscal year 2005. Excluding Hold Everything, net revenue growth in the second quarter of fiscal year 2006 is projected to increase in the range of 12.3% to 14.2%.

☐	Retail net revenues are projected to be in the range of $473.0 million to $481.0 million. This represents a projected increase in retail net revenues in the range of 9.0% to 10.8% versus $434.1 million in the second quarter of fiscal year 2005. Excluding Hold Everything, retail net revenue growth in the second quarter of fiscal year 2006 is projected to increase in the range of 10.0% to 11.9%.

☐	Comparable store sales growth is projected to be in the range of 3.0% to 5.0%. This compares to comparable store sales growth in the second quarter of fiscal year 2005 of 3.7%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2006, the Company expects to exclude West Elm and Williams-Sonoma Home. Hold Everything will also be excluded, as its remaining eight stores will have been closed during the first quarter of 2006.

☐	Retail leased and selling square footage are each projected to increase in the range of 6.0% to 7.0%. This compares to retail leased and selling square footage growth in the second quarter of fiscal year 2005 of 11.8% and 10.8%, respectively.

☐	Direct-to-customer net revenues (comprised of both catalog and Internet revenues) are projected to be in the range of $385.0 million to $391.0 million. This represents a projected increase in direct-to-customer net revenues in the range of 12.5% to 14.3% versus $342.1 million in the second quarter of fiscal year 2005. Excluding Hold Everything, direct-to-customer net revenue growth in the second quarter of fiscal year 2006 is projected to increase in the range of 15.3% to 17.1%.

•	Gross Margin

☐	Gross margin as a percentage of net revenues in the second quarter of fiscal year 2006, including the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 38.2% to 38.4%. Gross margin as a percentage of net revenues in the second quarter of fiscal year 2005 was 38.0%. This represents a projected increase in the gross margin rate in the range of 20 to 40 basis points.

☐	Gross margin as a percentage of net revenues in the second quarter of fiscal year 2006, excluding the impact of the implementation of FSP FAS 13-1 and the Hold Everything charge, is expected to be in the range of 38.5% to 38.7%. Gross margin as a percentage of net revenues in the second quarter of fiscal year 2005 was 38.0%. This represents a projected increase in the gross margin rate on a comparable year-over-year basis in the range of 50 to 70 basis points. This is a non-GAAP comparison.

•	Selling, General and Administrative Expenses (SG&A)

☐	Selling, general and administrative expenses as a percentage of net revenues in the second quarter of fiscal year 2006, including the impact of FAS 123R and the Hold Everything charge, are expected to be in the range of 32.9% to 33.1%. Selling, general and administrative expenses as a percentage of net revenues in the second quarter of fiscal year 2005 were 31.6%. This represents a projected increase in the SG&A expense rate of 130 to 150 basis points.

☐	Selling, general and administrative expenses as a percentage of net revenues in the second quarter of fiscal year 2006, excluding the impact of FAS 123R and the Hold Everything charge, are expected to be in the range of 31.8% to 32.0%. Selling, general and administrative expenses as a percentage of net revenues in the second quarter of fiscal year 2005 were 31.6%. This represents a projected increase in the SG&A expense rate on a comparable year-over-year basis in the range of 20 to 40 basis points. This is a non-GAAP comparison.

•	Interest <Income> Expense - Net

☐	Interest <Income> Expense - Net in the second quarter of fiscal year 2006 is projected to be interest income in the range of $0.6 million to $0.8 million. This compares to interest income in the second quarter of fiscal year 2005 of $0.4 million.

•	Income Taxes

☐	The income tax rate in the second quarter of fiscal year 2006 is projected to be in the range of 38.6% to 38.8%. This compares to an income tax rate in the second quarter of fiscal year 2005 of 37.9%.

•	Diluted Earnings Per Share

☐	Diluted earnings per share in the second quarter of fiscal year 2006, including the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $0.22 to $0.24. This represents a projected decrease in diluted earnings per share of 7.7% to 15.4%. Diluted earnings per share in the first quarter of fiscal year 2005 were $0.26.

☐	Diluted earnings per share in the second quarter of fiscal year 2006, excluding the impact of the two new accounting pronouncements and the Hold Everything charge, are expected to be in the range of $0.29 to $0.31. Diluted earnings per share in the second quarter of fiscal year 2005 were $0.26. This represents, on a comparable basis, a projected increase in diluted earnings per share of 11.5% to 19.2%. This is a non-GAAP comparison.

•	Merchandise Inventories

☐	Merchandise inventories at the end of the second quarter of fiscal year 2006 are projected to be in the range of $575.0 million to $590.0 million versus $521.5 million at the end of the second quarter of fiscal year 2005. This represents a projected increase in merchandise inventories in the range of 10.3% to 13.1%.

•	Depreciation and Amortization

☐	Depreciation and amortization expense in the second quarter of fiscal year 2006 is projected to be approximately $33.0 million versus $30.6 million in the second quarter of fiscal year 2005.

•	Amortization of Deferred Lease Incentives

☐	Amortization of deferred lease incentives in the second quarter of fiscal year 2006 is projected to be approximately $7.0 million versus $6.0 million in the second quarter of fiscal year 2005.

☐    CASH DIVIDEND INITIATED

As announced in a separate press release this morning, the Company has declared a quarterly cash dividend of $0.10 per common share, payable on May 24, 2006, to shareholders of record as of the close of business on April 26, 2006. This is the first cash dividend ever declared by the Company. The indicated annual cash dividend, subject to capital availability, is $0.40 per common share or approximately $46 million in fiscal year 2006 based on the current number of common shares outstanding.

☐    STOCK REPURCHASE AUTHORIZED

Also announced in a separate press release this morning was the authorization of a 2,000,000-share common stock repurchase program. Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability, and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

☐    CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 20, 2006 at 7:00 A.M. (PT). The call, hosted by Ed Mueller, Chief Executive Officer, and Howard Lester, Chairman, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

☐    SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP net revenue growth percentages, non-GAAP gross margin percentages, non-GAAP selling, general and administrative expenses, and non-GAAP diluted earnings per share due to excluding the impact of the implementation of FAS 123R and FSP FAS 13-1 in fiscal year 2006 and the impact of the Hold Everything consolidation charge in fiscal years 2005 and 2006. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate internal comparisons between historical operating results and our 2006 quarterly and fiscal year guidance. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the diluted earnings per share calculation in accordance with generally accepted accounting principles.

☐    FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our key strategies, driving sustainable top-line revenue growth, increasing our pre-tax operating margin as a percentage of net revenues, delivering on commitments to our shareholders, addition of new retail locations, increased catalog circulation and electronic direct marketing, intensified e-commerce channel marketing support, improved supply chain efficiency, expansion of our furniture hub in-sourcing initiative, benefits of our daily store replenishment program, new sourcing and logistical strategies, the launch of our Williams-Sonoma Home e-commerce website, identifying new customers, infrastructure investments, efficiencies in our supply chain operations and overhead cost structure, reaching new financial milestones, surpassing $3.8 billion in revenues, delivering the highest diluted earnings per share in the history of the Company, our initiation of a quarterly dividend, the closing of Hold Everything stores, our stock repurchase program, and all statements relating to the guidance and our projected fiscal year 2006, first fiscal quarter 2006 and second fiscal quarter 2006 revenues, expenses, margins, tax rates, earnings, inventory positions, capital spending, depreciation and amortization, earnings per share and other financial and operating results and metrics.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of 2005 and as audited year-end financial statements are prepared; new interpretations of current accounting rules; our ability to successfully transition the Hold Everything merchandise strategies; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2005 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

☐    ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies — Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, Hold Everything, West Elm and Williams-Sonoma Home — are marketed through 570 stores, eight mail order catalogs and six e-commerce websites.

EXHIBIT 1

Reconciliation of 2006 and 2005 GAAP to Non-GAAP Diluted Earnings Per Share

	1st Quarter*	2nd Quarter*	3rd Quarter*	4th Quarter*	Fiscal Year*
2006 Diluted EPS Guidance Per GAAP	$0.14 - $0.16	$0.22 - $0.24	$0.32 - $0.34	$1.18 - $1.22	$1.90 - $1.94
Impact of FAS 123R (Note 1)	$0.050	$0.050	$0.045	$0.045	$0.190
Impact of FSP FAS 13-1 (Note 2)	$0.005	$0.010	$0.010	$0.005	$0.030
Impact of Hold Everything Charge (Note 3)	$0.015	$0.010	$0.005	$0.000	$0.030
Subtotal of Accounting Impacts	$0.070	$0.070	$0.060	$0.050	$0.250
2006 Diluted EPS Guidance Excluding the Impact of FAS 123R, FSP FAS 13-1 and the Hold Everything Charge (Note 4)	$0.21 - $0.23	$0.29 - $0.31	$0.38 - $0.40	$1.23 - $1.27	$2.15 - $2.19

2005 Diluted EPS as Reported Per GAAP	$0.22	$0.26	$0.31	$1.02	$1.81
Impact of Hold Everything Charge (Note 3)	$0.00	$0.00	$0.00	$0.07	$0.07
2005 Diluted EPS As Reported Excluding the Impact of the Hold Everything Charge (Note 4)	$0.22	$0.26	$0.31	$1.09	$1.88

2006 % Increase / <Decrease> in Diluted EPS Guidance Per GAAP	<27.3%> - <36.4%>	<7.7%> - <15.4%>	3.2% - 9.7%	15.7% - 19.6%	5.0% - 7.2%

2006 % Increase / <Decrease> in Diluted EPS Guidance Excluding the Impact of FAS 123R, FSP FAS 13-1 and the Hold Everything Charge	<4.5%> - 4.5%	11.5% - 19.2%	22.6% -29%	12.8% - 16.5%	14.4% - 16.5%

*Quarterly diluted earnings per share guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year.

Note 1:	FAS 123R - Accounting for Share Based Payments—In fiscal year 2006, we will be prospectively implementing FAS 123R, which we estimate will have a negative diluted earnings per share impact of $0.19. This compares to a pro forma fiscal year 2005 diluted earnings per share impact of $0.12. The year-over-year increase is due to long-term equity retention grants that were awarded to certain key executives in fiscal year 2005. See table above for quarterly estimates. These amounts will be reflected in SG&A expenses.

Note 2:	FSP FAS 13-1 - Accounting for Rental Costs Incurred During a Construction Period—In fiscal year 2006, we also will be prospectively implementing FSP FAS 13-1, which we estimate will have a negative diluted earnings per share impact of $0.03. See table above for quarterly estimates. These amounts will be reflected in cost of goods sold, negatively impacting gross margin.

Note 3:	Hold Everything Accounting Charge - On January 12, 2006, we announced our decision to transition the merchandising strategies of our Hold Everything brand into our other existing brands by the end of 2006. We also announced that we expected to incur an accounting charge of $0.09 to $0.10 per diluted share related to this decision, of which the majority would be incurred in the fourth quarter of fiscal year 2005 and the remainder in fiscal year 2006. Consistent with this expectation, as announced in a separate press release today, we incurred a charge of $0.07 per diluted share during the fourth quarter of fiscal year 2005. In fiscal year 2006, we estimate that we will have additional charges of $0.03 per diluted share, of which $0.02 per diluted share will be included in gross margin and $0.01 per diluted share in selling, general and administrative expenses. See table above for quarterly estimates.

Note 4:	SEC Regulation G — Non-GAAP Information. This table includes two non-GAAP financial measures. The first non-GAAP measure is the 2006 Diluted EPS Guidance Excluding the Impact of FAS 123R, FSP FAS 13-1, and the Hold Everything Charge. The second non-GAAP measure is the 2005 Diluted Earnings Per Share as Reported Excluding the Impact of the Hold Everything Charge. These non-GAAP financial measures have been provided to facilitate a meaningful evaluation of the Company’s quarterly and fiscal year 2006 diluted earnings per share guidance on a comparable basis with our 2005 quarterly and fiscal year results. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the diluted earnings per share calculation in accordance with generally accepted accounting principles.